Exhibit 99.1

NASDAQ: ONDS Expanding Global Reach to Tier - 1 Defense, Public Safety, and Security Agencies Protecting Critical Infrastructure Across 25+ Countries Ondas Holdings has entered into a definitive agreement to acquire Sentry CS Ltd. (Sentrycs), a leading developer of Cyber - Over - RF Counter - UAS (C - UAS) systems. Sentrycs’ proprietary technology identifies, tracks, and takes control of rogue drones through direct protocol - level access, offering non - jamming, non - spoofing mitigation that does not disrupt surrounding communications, complies with regulatory frameworks like the FCC or CE, as well as with military standards. This acquisition adds a powerful new cyber - electronic defense layer to Ondas Autonomous Systems (OAS) — complementing the Iron Drone Raider kinetic interception platform to deliver a comprehensive, multi - layered C - UAS solution. ONDAS TO ACQUIRE SENTRYCS Key Highlights • Adds a Cyber - Over - RF (CoRF) takeover capability for safe, precise, and regulation - compliant drone neutralization. • Introduces a complete Counter - UAS solution using direct protocol control and adaptive RF intelligence. • Reinforces Ondas’ position as a leader in intelligent, multi - layered drone defense technologies. • Enables protection of airports, critical infrastructure, defense facilities, and public - safety operations. • Demonstrates proven field performance with extended range, multi - target handling, and adaptability across evolving radio technologies. How Sentrycs Works Detect 24/7 autonomous monitoring and alerting Track Drone height, speed, coordinates, and controller location Identify Provides user - level identification Mitigate Two options: safe landing or Smart disconnect

Forward - Looking Statements Statements made in this fact sheet that are not statements of historical or current facts are "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward - looking statements as a result of a number of factors, including the risks discussed in our most recent Annual Report on Form 10 - K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law. 1 https://www.marketsandmarkets.com/Market - Reports/anti - drone - market - 177013645.html?utm_source=chatgpt.com 2 https://www.grandviewresearch.com/industry - analysis/anti - drone - market www.sentrycs.com Market Relevance & Opportunity As hostile and unauthorized drones proliferate across both combat and civilian environments, agencies require precise, interference - free mitigation technologies. Sentrycs’ Cyber - Over - RF (CoRF) system uniquely identifies drone models, their controllers and operator's location, as well as communication links — then takes command of the platform through secure protocol engagement. This approach eliminates collateral signal disruption, making it ideal for dense or sensitive RF environments. The global Counter - UAS market, projected to exceed $10.6 billion by 2030 1,2 , is moving rapidly toward multi - layered systems that integrate cyber intelligence with physical interception. The combination of Sentrycs and Iron Drone Raider strengthens Ondas Autonomous Systems’ position as a comprehensive provider of integrated Counter - UAS solutions. Strategic Fit & Benefits • Complementary Integration: Pairs Sentrycs’ Cyber - Over - RF system with Iron Drone Raider for unified detection, takeover, and interception. • Faster channel expansion and higher contract conversion potential due to Sentrycs’ established relationships and operational deployments in priority markets and across 25+ countries. • Technology Leadership: Demonstrates unmatched ability to detect and assume control of multiple drone types across evolving radio technologies and frequencies. • Layered Defense Architecture: Combines electronic, cyber, and kinetic layers for full - spectrum threat response. • Market Expansion: Strengthens Ondas’ access to U.S. DoD, NATO, and EU C - UAS programs focused on safe, authorized airspace defense. • Operational Credibility: Field - proven deployments with defense forces, airports, critical infrastructure, and government agencies worldwide. www.ondas.com